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                                  PRESS RELEASE



FOR IMMEDIATE RELEASE                               CONTACT:  Investor Relations
March 29, 2004                                                      804-217-5897


                               DYNEX CAPITAL, INC.
                  ANNOUNCES COMMENCEMENT OF EXCHANGE OFFER AND
              SPECIAL MEETINGS OF PREFERRED AND COMMON STOCKHOLDERS

     Dynex Capital, Inc. (NYSE: DX) today announced it is commencing an exchange offer for up to 70% of its three series of Preferred Stock, and is simultaneously seeking shareholder approval, at meetings scheduled to be held on April 29, 2004, of certain aspects of its previously-announced recapitalization plan.

         The exchange offer and the approvals being sought from Dynex Capital's preferred and common stockholders involve separate components of a plan designed to eliminate the dividends in arrears on the three series of Preferred Stock and to recapitalize Dynex Capital. In the exchange offer:

     o Dynex Capital is offering to exchange, at the election of the holder, each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock for new unsecured Senior Notes that will bear interest at an annual rate of 9.50%. Each share of Series A Preferred Stock may be exchanged for $27.84 in principal amount of Senior Notes, each share of Series B Preferred Stock may be exchanged for $28.42 in principal amount of Senior Notes, and each share of Series C Preferred Stock may be exchanged for $34.80 in principal amount of Senior Notes, which equates to 116% of the original issue price of each series of Preferred Stock.

     o In the exchange offer, Dynex Capital is offering to acquire up to an aggregate of 345,579 shares of Series A Preferred Stock, 481,819 shares of Series B Preferred Stock and 479,512 shares of Series C Preferred Stock.

     o Interest on these notes will be payable semi-annually, and the principal of the Senior Notes will be due and payable in full on the third anniversary of their issuance.

     o The Company will apply for a listing of the Senior Notes on the New York Stock Exchange, and the Senior Notes will be issued in denominations of $1,000 or integral multiples of $1,000. Cash will be paid in lieu of any fraction of $1,000.

         The terms of the exchange offer and the Senior Notes are described in greater detail in the Offering Circular for the exchange offer.

         In addition, the holders of each class of Preferred Stock are being asked to approve the conversion of all of the shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock into a combination of a new class of Series D Preferred Stock and shares of Common Stock, plus cash in lieu of fractional shares (the Series D conversion). In connection with the Series D conversion:

     o The holders of each class of Preferred Stock are being asked to approve an amendment of Dynex Capital's articles of incorporation to designate the terms of the new Series D Preferred Stock and eliminate the existing series of Preferred Stock by providing for their automatic conversion into Series D Preferred Stock and Common Stock.

     o   Each  share of Series A  Preferred  Stock will be  converted  into
         2.784 shares of Series D Preferred Stock, each share of Series B Preferred Stock will be converted into 2.842 shares of Series D Preferred Stock and each share of Series C Preferred Stock will be converted into 3.48 shares of Series D Preferred Stock.

     o Each share of Series A Preferred Stock will receive 0.6373 shares of common stock, each share of Series B Preferred Stock will receive 0.6506 shares of common stock and each share of Series C Preferred Stock will receive 0.7967 shares of common stock.

     o The new Series D Preferred Stock will bear an annual dividend of 9.50%, and a liquidation preference of $10 per share, and will be convertible on a one-for-one basis into additional shares of Common Stock. The Series D Preferred Stock will also convert automatically into a new class of senior notes (which will be subordinate to the Senior Notes issued in the exchange offer) bearing an annual interest rate of 9.50%, under certain conditions.

         The terms of the Series D Preferred Stock, and of the Series D conversion, are described further in a proxy statement being mailed to all holders of Preferred Stock as of the record date of March 5, 2004. Approval of the amendments that will effect the Series D conversion will require the approval at the special meeting of the holders of Preferred Stock of two-thirds of the outstanding shares of each series of Preferred Stock.

         Because the Series D conversion will result in the issuance of additional shares of Common Stock, Dynex Capital is mailing a separate proxy statement to the holders of its Common Stock as of the record date of March 5, 2004, seeking the approval of the holders of Common Stock of the issuance of additional shares of Common Stock in connection with the Series D conversion, and the possible future issuance of shares of Common Stock upon future conversions of Series D Preferred Stock into Common Stock.

         The completion of the exchange offer and the Series D conversion is subject to a number of conditions described in the Offering Circular, including the separate approval by the common stockholders and each series of Preferred Stock at special meetings of the respective shareholders on April 29, 2004. In addition, the consummation of the exchange offer and the Series D conversion are conditioned upon the issuance of a minimum $10 million in Senior Notes.

         DYNEX CAPITAL URGES STOCKHOLDERS TO REVIEW THE PROXY STATEMENTS, SCHEDULE TO, OFFERING CIRCULAR, LETTERS OF TRANSMITTAL AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") RELATED TO THE EXCHANGE OFFER AND OTHER RECAPITALIZATION TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER AND THE RECAPITALIZATION TRANSACTIONS.

         These documents are available without charge in the SEC's website at www.sec.gov. A free copy of these documents may also be obtained from Dynex Capital by calling the contact number listed above or by calling MacKenzie Partners, Inc., the information agent, at (212) 929-5500 or (800) 322-2885. STOCKHOLDERS SHOULD READ THE PROXY STATEMENTS, SCHEDULE TO AND RELATED INFORMATION CAREFULLY BEFORE MAKING ANY DECISION ON HOW TO VOTE AT THE SPECIAL MEETINGS OF PREFERRED AND COMMON STOCKHOLDERS OR WHETHER TO TENDER THEIR SHARES IN THE EXCHANGE OFFER.

         Dynex Capital is proposing the Series D conversion because the Board believes, among other things, that it will simplify Dynex Capital's capital structure and should create improved opportunities for the Company to engage in strategic transactions, access the capital markets, and/or reinvest in business activities. The Board of Directors has unanimously recommended to the stockholders that they vote "FOR" the amendment to Dynex Capital's articles of incorporation and the aspects of the recapitalization to be voted on by the common stockholders. Dynex Capital's Board of Directors has not made any recommendation to its preferred stockholders as to whether or not they should tender any Preferred Stock pursuant to the exchange offer. Certain members of the Company's Board of Directors have informed the Company that they will participate in the exchange offer.

         Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes.

         Note: This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. The words "believe", "expect", "forecast", "anticipate", "estimate", "project", "plan", and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Dynex Capital's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. As discussed in Dynex Capital's filings with the SEC, these factors may include, but are not limited to, changes in general economic and market conditions, disruptions in the capital markets, fluctuations in interest rates, the accuracy of subjective estimates used in determining the fair value of certain financial assets of Dynex Capital, the impact of recently issued financial accounting standards, increases in costs and other general competitive factors.


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